SECURED PROMISSORY NOTE



$1,500,000                                                    December 31, 1998



         FOR VALUE RECEIVED, the undersigned, FOUNTAIN PHARMACEUTICALS, INC., a Delaware corporation ("Maker"), promises to pay to the order of Joseph Schuchert (the "Payee"); (Payee and any subsequent holder[s] hereof are hereinafter individually and collectively referred to as "Holder"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,500,000), or such lesser amount as may be advanced by Payee to Maker hereunder, together with interest on the outstanding principal balance from time to time outstanding at a rate equal to the greater of the "Adjusted Accrual Rate" (as defined below) or 9% per annum. This Note represents a series of obligations of the Maker to the Payee for cash and other advances made to the Payee and interest earned (as set forth in Schedule A, attached hereto and all of which is now principal owing under this Note), and all further extensions of credit up to the full face amount of principal identified hereon each of which advances shall at the discretion of Payee also be set forth on Schedule A as and when funds are advanced.

         Interest shall accrue daily on the outstanding principal balance owing. For purposes of this Note, the "Adjusted Accrual Rate" shall be determined by reference to the Prime Rate as quoted by the Wall Street Journal. Specifically, interest shall be adjusted monthly and accrue during each successive calendar month at the Prime Rate most recently quoted by the Wall Street Journal as of the last business day of each immediately prior month (the "Adjusted Prime Rate"), plus one and one-half percent (the "Adjusted Accrual Rate").

         The entire outstanding principal balance, together with all accrued and unpaid interest hereon, shall be immediately due and payable in full on the earlier of (i) December 31, 2000, (ii) one hundred eighty (180) days following written demand, or (iii) upon any Event of Default herein or in the Credit and Security Agreement of even date herewith (the "Security Agreement"). All accrued interest shall be paid monthly on or before the tenth day of each calendar month, or if not so paid when due, shall be added to the principal owing on this Note. Following default, unpaid principal and interest shall bear interest at a default rate equal to the Adjusted Prime Rate plus four percent. All payments hereunder are to be made to the office of Payee at 1949 Sugarland Drive, Suite 250, Sheridan, Wyoming 82801, or such other location as Payee identifies to Maker, in writing.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. All payments made hereunder shall be applied first to any costs incurred by Maker in enforcing or administering this Note, then to accrued interest, then to principal.

         Any advances hereafter made by Payee to Maker that are not evidenced by another instrument or agreement between the parties shall be conclusively presumed to have been made hereunder when such advance is made. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

         If any payment hereunder is not paid when due (other than monthly interest payments which may accrue as principal if unpaid when due as provided above), the entire indebtedness evidenced by this Note may be declared to be immediately due and payable in full without notice at the option of Holder. Holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare the indebtedness evidenced hereby due for a subsequent default, this right being a continuing one.

         In the event that this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the undersigned and any other parties hereto agree to pay a reasonable attorneys' fee, all court and other costs and the reasonable costs of any collection efforts.

         Jurisdiction and venue in any action arising hereunder shall be in a court of competent subject matter jurisdiction in Sheridan County, Wyoming. All parties hereto waive demand, notice, presentment and protest.

         The obligations represented by this Note are secured by a pledge of substantially all of the assets of the Maker pursuant to the terms and conditions of the Security Agreement of even date herewith.

         To the extent any payment of interest or other consideration owing by reason of the credit extended hereunder is determined by a court of competent jurisdiction to exceed the amount permissible under any usury law of any applicable state or other jurisdiction, this Note shall be automatically reformed to allow the payment of the maximum amount of consideration permitted under such law, and the Note shall otherwise remain in full force and effect.

                                             "MAKER"
                                             -------

                                             FOUNTAIN PHARMACEUTICALS, INC.



                                             By: /s/ Gerald T. Simmons
                                                --------------------------------
                                             Title:   President/CEO
                                                --------------------------------

                                  SCHEDULE "A"

                                CURRENT PRINCIPAL
                                -----------------

                  $0.00 total amount owing as of December 31, 1998, as principal under the Note for advances made to date or for which forbearance and consolidation into this Note are provided.

                               ADDITIONAL ADVANCES
                               -------------------


FOUNTAIN PHARMACEUTICALS, INC. OPERATING EXPENSES
-------------------------------------------------

                                                                              Total Principal Owing as
         Amount                        Date                                      of Date of Advance
         ------                        ----                                      ------------------
          $400,000                          January 99                                 $400,000
          $      0                          February 99                                $400,000
          $200,000                          March 99                                   $600,000
          $150,000                          April 99                                   $750,000
          $ 50,000                          May 99                                     $800,000
          $ 50,000                          June 99                                    $850,000
          $ 50,000                          July 99                                    $900,000
          $ 50,000                          August 99                                  $950,000
          $ 50,000                          September 99                             $1,000,000
         ---------

        $1,000,000  Total


DERMIK LEGAL FEES
-----------------

                                                                              Total Principal Owing as
         Amount                        Date                                      of Date of Advance
         ------                        ----                                      ------------------
         $ 300,000                          January 99                                 $300,000
         $  50,000                          February 99                                $350,000
         $  50,000                          March 99                                   $400,000
         $  50,000                          April 99                                   $450,000
         $  50,000                          May 99                                     $500,000
         ---------

          $500,000  Total
